Exhibit 10.12

SEVERANCE PAY AGREEMENT

This Agreement is made as of the tenth day of November, 2005, between SoftBrands, Inc., a Delaware corporation (the “Company”) and                              (“Executive”).

WITNESSETH THAT:

WHEREAS, it is the purpose of this Agreement to specify the financial arrangements that the Company will provide to the Executive upon Executive’s separation from employment with the Company or with a subsidiary of the Company or one of its subsidiaries under the circumstances described herein; and

WHEREAS, this Agreement is adopted in the belief that it is in the best interests of the Company and its stockholders to provide stable conditions of employment for Executive, thereby minimizing personnel turnover and enhancing the Company’s and its subsidiaries’ ability to recruit highly qualified people.

NOW, THEREFORE, to assure the Company that it will have the continued dedication of Executive notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and Executive agree as follows:

1.                                       Term of Agreement.  This Agreement shall be for a two-year term commencing on the date hereof.  This Agreement shall be automatically renewed for additional one-year terms thereafter unless either Executive or the Company provides written notice at least sixty (60) days prior to its scheduled termination of their intent not to renew the same; provided that this Agreement shall continue for at least two years after a Change of Control that occurs during the term of this Agreement.

2.                                       Termination of Employment.

(i)                                     If a Change in Control (as defined in Section 3(i) hereof) occurs during the term of this Agreement and any of the following events occur within one year after such Change of Control, the terminated Executive shall be entitled to receive the cash payment provided in Section 4 hereof if:

(a)                                  the Company shall have exercised its right to terminate the Executive without cause; or

(b)                               the Executive shall have voluntarily exercised his option to terminate his employment for Good Reason (as defined in Section 3(ii) hereof).  Notice of election of this option must identify the Executive who desires to terminate his employment and set forth in reasonable detail the facts and circumstances claimed to constitute Good Reason.

(ii)                                  From and after the date of a Change in Control, the Company shall have the right to terminate Executive from employment at any time during the term of this Agreement for Cause (as defined in Section 3(iii) hereof), by written notice to the Executive, specifying the particulars of the conduct of Executive forming the basis for such termination, and Executive shall not be entitled to any payment pursuant to Section 4 for termination for Cause.

(iii)                               From and after the date of a Change in Control during the term of this Agreement, Executive shall not be removed from employment with the Company except as provided in Section 2(i) or (ii) hereof or as a result of Executive’s Disability (as defined in Section 3(iv) hereof) or his death.  Executive’s rights upon termination of employment prior to a Change in Control or after the expiration of the term of this Agreement shall be governed by the standard employment termination policy applicable to Executive in effect at the time of termination.

Any notice given by Executive pursuant to this Section 2 shall be effective five (5) business days after the date it is given by Executive.

3.                                       Definitions

(i)                                     A “Change in Control” shall mean an event involving one transaction or a series of related transactions in which:

(a)                                  any person or persons acting in concert acquire more than fifty percent (50%) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“the “Exchange Act”), or any successor provision) of the outstanding voting power of the then outstanding securities entitled to vote generally in the election of directors (“Voting Stock”) of the Company,

(b)                                 the Company issues securities representing more than fifty percent (50%) of the Voting Stock of the Company in connection with a merger, consolidation or other business combination (other than for purposes of reincorporation),

(c)                                  the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a reincorporation),

(d)                                 more than fifty percent (50%) of the Company’s consolidated assets or earning power are sold or transferred, or

(e)                                  the Board of the Company determines, in its sole and absolute discretion, that there has been a change in control of the Company;

Provided, however, that clauses (b), (c) and (d), above, will constitute a “Change in Control” only if all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such merger, consolidation or other business combination or sale or transfer of earning power or assets (each, a “Business Combination”) beneficially own less than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s earning power or assets either directly or through one or more subsidiaries) and shall specifically not include any change of control that results from the issuance of securities or property in connection with a reorganization under the United States Bankruptcy Code, as amended.

(ii)                                  “Good Reason” shall mean the occurrence of any of the following events:

(a)                                  the assignment to Executive of employment responsibilities which are not of comparable responsibility and status as the employment responsibilities held by Executive immediately prior to a Change in Control;

(b)                                 a reduction by the Company in Executive’s compensation (including a change in the form of the bonus compensation plan that makes less likely the achievement of a targeted bonus) as in effect immediately prior to a Change in Control;

(c)                                  except to the extent otherwise required by applicable law, the failure by the Company, or the entity that acquires the Company, to continue in effect a material benefit or compensation plan, stock ownership plan, stock purchase plan, bonus plan, life insurance plan, health-and-accident plan or disability plan in which Executive is participating immediately prior to a Change in Control (or plans providing Executive with substantially similar benefits), the taking of any action by the Company which would adversely affect Executive’s participation in, or materially reduce Executive’s benefits under, any of such plans or deprive Executive of any material fringe benefit enjoyed by Executive immediately prior to such Change in Control, or the failure by the Company to provide Executive with the number of paid vacation days to which Executive is entitled immediately prior to such Change in Control in accordance with the Company’s vacation policy as then in effect; or

(d)                                 the failure by the Company to obtain, as specified in Section 6(i) hereof an assumption of the obligations of the Company to perform this Agreement by any successor to the Company.

For purposes of the foregoing, Executive shall not be considered to have been assigned employment of lesser responsibility if Executive manages, has control over, or serves in a similar position with a subsidiary, division or operating unit of an acquiring entity that generates revenues of comparable amounts to the revenues generated by the Company before such Change in Control.  Notwithstanding the foregoing, none of the forgoing events shall be considered “Good Reason” if it occurs in connection with the Executive’s death or disability.

(iii)                               “Cause” shall mean termination by the Company of Executive’s employment based upon (a) the willful and continued failure by Executive substantially to perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness) or (b) the willful engaging by Executive in misconduct which is materially injurious to the Company or any of its subsidiaries, monetarily or otherwise.  For purposes of this paragraph, no act, or failure to act, on Executive’s part shall be considered “willful” unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that his action or omission was in the best interests of the Company and its subsidiaries.

(iv)                              “Disability” shall mean any physical or mental condition which would qualify Executive for a disability benefit under the long-term disability plan of the Company or the Subsidiary.

4.                                       Benefits Upon Termination Under Section 2(i).  Upon the termination of the employment of Executive pursuant to Section 2(i) hereof, Executive shall be entitled to receive the benefits specified in this Section 4.  The amounts due to Executive under subparagraphs (a) and (b) of this Section 4 shall be paid to Executive not later than one business day prior to the date that the termination of Executive’s employment becomes effective.

(a)                                  The Company shall pay to Executive (i) the full base salary earned by him and unpaid through the date that the termination of Executive’s employment becomes effective, at the rate in effect at the time written notice of termination (voluntary or involuntary) was given, (ii) any amount earned by Executive as a bonus with respect to the fiscal year of the Company preceding the termination of his employment if such bonus has not theretofore been paid to Executive, (iii) an amount equal to a pro rata portion, based on number of days elapsed, of the bonus Executive would have earned for the year in which termination is effective, assuming for purposes or calculating such bonus against any bonus or incentive plan, that the Company’s financial and business performance for the current compensation year through the date of such termination is annualized, and (iii) an amount representing credit for any vacation earned or accrued by him but not taken;

(b)                                 In lieu of any further base salary payments to Executive for periods subsequent to the date that the termination of Executive’s employment becomes effective, the Company shall pay as severance pay to Executive a lump-sum cash amount equal to six months Executive’s salary as of the date of such termination (subject to withholding for applicable taxes); subject, however, to the restriction that the Executive shall not be entitled to receive any amount pursuant to this Agreement which constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision or regulations promulgated there under.  In case of uncertainty as to whether some portion of a payment might constitute an excess parachute payment, the Company shall initially make the payment to the Executive and Executive agrees to refund to the Company any amounts ultimately determined to be excess parachute payments;

(c)                                  The Company shall pay to Executive all legal fees and expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided to Executive by this Agreement, including any and all expenses of arbitration in accordance with Section 12 below; and

(d)                                 The exercisability or vesting, or both, of all stock options and other stock based benefits held by the Executive shall become and be accelerated and fully vested as of the date of such termination, and, to the extent action is required to exercise or otherwise obtain the benefits thereof, shall remain exercisable for the period set forth in such option or stock based benefit.

Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise.  The amount of any payment or benefit provided in this Section 4 shall not be reduced by any compensation earned by Executive as a result of any employment by another employer.

5.                                       Successors; Binding Agreement; Assignment.

(i)                                     The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive terminated his employment after a Change in Control for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date.  As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5(i) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(ii)                                  This Agreement is personal to Executive and Executive may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person.  Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

6.                                       Modification; Waiver.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and such officer as may be specifically designated by the Board of Directors of the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.                                       Notice.  All notices, requests, demands and all other communications required or permitted by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment) shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by regular, certified or registered mail, return receipt requested, at the address of the other party, as follows:

If to the Company, to:

SoftBrands, Inc.

Two Meridian Crossings

Suite 800

Minneapolis, MN 55423

If to Executive, to:

[Executive]

[Address]

[City, State and Zip Code]

Either party hereto may change its address for purposes of this Section 8 by giving fifteen (15) days’ prior notice to the other party hereto.

9.                                       Severability.  If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.                                 Headings.  The headings in this Agreement are inserted for convenience or reference only and shall not be a part of or control or affect the meaning of this Agreement.

11.                                 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.                                 Governing Law/Arbitration.  This Agreement has been executed and delivered in the State of Minnesota and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance.  Notwithstanding the foregoing, any dispute as to the occurrence of a “Change of Control,” or as to “Good Reason,” shall be settled by final and binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes in effect as of the date of this Agreement by a sole arbitrator.   The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.  The place of arbitration shall be Minneapolis, Minnesota.  The arbitrator is empowered to award damages in excess of compensatory damages.

13.                                 Entire Agreement.  This Agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof; provided that, this Agreement shall not supersede or limit in any way Executive’s rights under any benefit plan, program or arrangements in accordance with their terms.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by a duly authorized officer, and Executive has hereunto set his hand, all as of the date first written above.

SoftBrands, Inc.

By
Its

[Executive]